US Securities and Exchange Commission
                      Washington, DC 20549



                            Form 8-K
                         Current Report

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



Date of  Report (Date of earliest event reported): May 21,1997






                     CONECTISYS CORPORATION
     (Exact name of registrant as specified in its charter)
Colorado                          33-3560D           84-1017107
(State or other jurisdiction     (Commission     (IRS Employer
   of incorporation)             File Number)  Identification No.)



                7260 SPIGNO PLACE
                AGUA DULCE, CALIFORNIA                    91350
       (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code: (805) 268-0305









Form 8-K: Dated: May 27, 1996
CONECTISYS CORPORATION
Commission File #33-3560D


Item 5 - Other Events


     On May 21,1997, Conectisys through its subsidiary PrimeLink received an order from Corn Dancer, Inc. for the production of 150 TransComm units to be utilized in their water vending machines. PrimeLink is also contracted to develop host software exclusively for the needs of Corn Dancer, Inc. This purchase order is significant in that it is clear to the company and its management that the need for the PrimeLink product line is increasing.

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




Dated: May 27, 1996                      /S/ RobertA. Spigno
                                      ROBERT A. SPIGNO, President